UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 15, 2012 (February 13, 2012)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In accordance with a Stipulation of Settlement (“Stipulation”) entered into as of February 13, 2012, Cell Therapeutics, Inc. (the “Company”) and certain of its current officers and directors (collectively, the “Defendants”) have agreed to settle the previously-disclosed consolidated securities class action litigation, In re Cell Therapeutics, Inc. Class Action Litigation, Case No. C10-414 MJP (the “Class Action Litigation”), pending in the U.S. District Court for the Western District of Washington. The Class Action Litigation was brought on behalf of persons who purchased the common stock of the Company between March 25, 2008, and March 22, 2010. The Class Action Litigation is described in more detail in the Stipulation and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2011.

As set forth more fully in the Stipulation, if the settlement becomes final, among other things, (i) the claims against the Defendants will be dismissed with prejudice and released, such that every member of the settlement class will be forever barred from asserting against the Defendants any claims alleged in the complaint or arising from the complaint, and (ii) a payment of $19 million will be made for the benefit of the settlement class, which the Company expects to be funded entirely by the Company’s insurance carriers. The Defendants have denied and continue to deny each and all of the claims alleged by the plaintiffs in the Class Action Litigation. Nonetheless, the Defendants have agreed to the Stipulation to eliminate the uncertainty, distraction, burden and expense of further litigation.

The proposed settlement is subject to a number of conditions and approvals, including, among other items, preliminary and final court approval. Details regarding any proposed settlement will be communicated to potential class members prior to final court approval. At this time, there can be no assurance that the conditions to effect the settlement will be met or that the settlement of the Class Action Litigation will receive the required court and other approvals.

The foregoing summary of the Stipulation is qualified entirely by reference to Exhibit 10.1 of this Current Report on Form 8-K, the content of which is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, regarding the prospective resolution of the Class Action. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause the Company’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Class Action Litigation settlement will not be finalized or approved. If the settlement is not finalized, the ultimate resolution and the impact on the Company cannot be assessed. Whether or not the settlement is approved depends on various factors, including, but not limited to, the number of and reasons for any potential objections to the settlement or the number of class members excluding themselves from the Class Action Litigation settlement. The Company can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and the Company cautions you not to place undue reliance on these statements. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

Item 7.01.	Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

On February 15, 2012, the Company issued a press release in Italy announcing that the Company entered into the Stipulation related to the Class Action Litigation, as discussed above. Attached hereto as Exhibit 99.1 is an English translation of such press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Stipulation of Settlement, dated February 13, 2012.

99.1	English Translation of Press Release of Cell Therapeutics, Inc., dated February 15, 2012.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: February 15, 2012	By:	/s/ JAMES A. Bianco, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stipulation of Settlement, dated February 13, 2012.

99.1	English Translation of Press Release of Cell Therapeutics, Inc., dated February 15, 2012.